Exhibit 10.1


                     EMPLOYMENT AGREEMENT - SAGI GENGER


               This Employment Agreement (the "Agreement") is made and entered into as of July 15, 1999 by and among (i) ESC MEDICAL SYSTEMS, Inc., a Delaware corporation, with its principal offices at 100 Crescent Road, Needham, MA 02194, U.S.A. ("ESCI"), (ii) ESC Medical Systems Ltd., an Israeli public company, with its principal offices at the New Industrial Park, Yokneam, Israel ("ESCL, and jointly with ESCI, the "Companies"), both of the first party, and MR. SAGI GENGER residing at __________________ (the "Executive"), of the second party.

               WHEREAS, the Companies desire to employ and secure for themselves the services of the Executive upon the terms and subject to the conditions specified herein, and

               WHEREAS, the Executive will provide his services pursuant to this Agreement to both Companies, and, based on the Executive responsibilities, the Companies respective needs for his services, and the parties' experience during the months preceding the signing of this Agreement, the Companies and the Executive estimate the allocation of the Executive's time and efforts between the Companies to be 75% to ESCI and 25% to ESCL, and accordingly each of the Companies will each satisfy the rights and benefits of the Executive hereunder in accordance with such allocation, unless otherwise specified herein; and

               WHEREAS, the Executive desires to accept employment with the Company upon the terms and subject to the conditions specified herein.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt of which is hereby specifically acknowledged, the parties hereto agree as follows:

               1. EMPLOYMENT. Each of the Companies hereby employs the Executive in the capacity of the Chief Financial Officer of each Company, respectively, upon the terms and subject to the conditions set forth below. The Executive hereby accepts employment with each Company in such capacity upon the terms and subject to the conditions set forth below.

               2. DUTIES. (a) The Executive agrees to devote his full business time (except for certain exceptions as approved from time to time by the CEO), attention, best efforts and ability to the affairs of the Companies, as set forth in the preamble of this Agreement. He shall report to the Chief Executive Officer of ESCL (the "CEO"). The Executive shall have responsibility for the financial affairs of the Companies and the other group companies, with the powers and duties as customarily assigned to such office and/or as otherwise may be defined by the CEO from time to time.

               (b) The Executive acknowledges that his capacity is a fiduciary position and requires a special degree of trust, his duties and responsibilities may entail irregular work hours and extensive traveling and relocation, for which he is adequately rewarded by the compensations provided for in this Agreement, and that accordingly the provisions of the Work Hours and Rest Law, 1951 (or any equivalent U.S. federal or state labor law) will not apply to his employment with the Company.


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               (c) When the Executive performs services for the Companies, the Executive shall be, at all times, an employee of the Companies. While performing such services, the Executive shall not engage in any activities that may interfere or conflict with the proper discharge of his duties.

               3. TERM AND TERMINATION. The term of this Agreement shall commence on July 15, 1999 and shall continue in full force and effect until terminated pursuant to the terms hereof.

               (a) The Agreement and the Executive's employment may be terminated (A) at any time at the option of either the Executive or both Companies jointly, and subject to a ninety (90) days prior written notice ("Prior Notice"); (B) upon the death of the Executive; (C) in the event of the inability of the Executive to perform his duties hereunder, whether by reason of injury (mental or physical), illness or otherwise, incapacitating the Executive for a continuous period exceeding 45 days or non-consecutive 45 days in any six month period; or (D) for cause. For purposes of this Agreement, an event or occurrence constituting "cause" includes, but is not limited to:

                   (i) The Executive's failure or refusal to perform specific directives of his superior;

                   (ii) Dishonesty of the Executive affecting the Companies;

                   (iii) The Executive's conviction of a felony or of any
                         crime involving moral turpitude, fraud or misrepresentation;

                   (iv) Any gross negligence or willful conduct of the Executive resulting in material loss to the Companies or any of its affiliates or material damage to the reputation of the Companies or any of its affiliates;

                   (v) Any material breach of any of the provisions of this Agreement.

               (b) In the event of a termination of this Agreement and the Executive's employment by the Companies pursuant to a Prior Notice, the Companies shall only be obligated to pay (i) Executive's base salary and benefits through the Prior Notice period specified above, provided that the Executive continues his employment obligations through such period, and
(ii) the lump sum severance payment to which the Executive shall be entitled pursuant to any applicable law, but in no event less than the last month's base salary per each 12-month period of the Executive's employment with the Company and a pro-rata portion for any shorter period since the last anniversary of the Executive's employment prior to the effective date of such termination ("Severance Payment"). such payments shall be less deductions for all applicable taxes and withholdings. The Companies shall have no further obligation to make any salary payments or provide any benefits to the Executive after the expiration of such Prior Notice period, except as required by applicable law. Notwithstanding the foregoing, either Company may, in its sole discretion, elect not to require the services of the Executive during the Prior Notice period, but shall continue to pay the Executive's base salary and benefits through such period.

               4. BASE SALARY. As compensation for services rendered hereunder, the Companies shall pay the Executive, in allocation between them as set forth in the preamble of this Agreement, an annual base salary of U.S. $120,000 (one hundred and twenty thousand United States Dollars), less deductions for all applicable taxes and withholdings, payable in twelve equal monthly installments in conformance with the regular payroll dates and practices for salaried personnel of the Company during the term of the Agreement. The Executive's salary level shall be reviewed by the CEO annually or at such other times as the CEO shall determine. The Company and the Executive shall reconcile any difference between all advances on account of salary made to the Executive prior to the date of this Agreement and any balance, if in the Executive's favor, shall be paid to the Executive, and if in the Company's favor, shall be credited against future salaries.


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               5. BENEFITS. In addition to the compensation set forth in
paragraph 4 above, the Executive shall receive the following benefits, and only such benefits, from the Companies (less deductions for all applicable taxes and withholdings), it being understood that any wage-based benefits shall be calculated exclusively on the basis of the base salary (without consideration to any other benefit):

               (a) VACATION. The Executive shall be entitled to twenty (20) business days of vacation per year in accordance with Company's policy. The specific dates of such vacations shall be coordinated in advance with the CEO. The Executive shall not be entitled to accumulate or to redeem any unused vacation days in excess of an aggregate of forty days.

               (b) OPTIONS. Upon the execution of this Agreement, the Executive shall be granted options to purchase up to 150,000 (one hundred and fifty thousand) Ordinary Shares, par value NIS 0.10 per share, of ESCL under the terms and conditions of one of the employees equity incentive plans maintained by ESCL, as designated for the senior executives of the Companies. The options shall vest with the Executive in five (5) equal annual installments of 30,000 (thirty thousand) options each, upon each anniversary of the Executive's employment with the Companies, the first occurring on July 15, 2000, and will be exercisable at a price per share of US$5.0625. The options shall otherwise be under such terms as the Board and/or the Compensation Committee of ESCL may determine.

               (c) CERTAIN SOCIAL BENEFITS. The Companies shall grant the Executive all the social benefits, such as pension, life insurance, health insurance, disability insurance, certain saving programs and others as are granted to each Companies' respective senior executives in the Executive's rank and under their usual terms pursuant to such Company's current policy (including employees' participation therein). Each Company shall grant such benefits on the basis of the portion of the Base Salary payable thereby hereunder. Such benefits shall include, but not be limited to, in the case of ESCL: Manager's Insurance ("Bituach Menahalim"), Disability Insurance, and Advanced Study Provident Fund ("Keren Hishtalmut"); and in the case of
ESCI: Health Insurance (under the customary terms offered to ESCI's senior executives).

               (d) CERTAIN REIMBURSEMENTS. The Executive shall be entitled to full reimbursement from the Companies (in allocation between them as set forth in the preamble of this Agreement) for the following:

                   (i) The travel expenses of the Executive's wife to Israel, up to ___ occasions until December 31, 1999; and

                   (ii) The payments on a lease of a corporate apartment in the Tel-Aviv area, reasonably satisfactory to the Executive, which shall serve the Executive during his stays in Israel, and his telephone expenses.

                   (iii) Relocation expenses to Israel, as approved by the
                         CEO.


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               6. CONFIDENTIAL INFORMATION. The Executive agrees not to
divulge or use, except in furtherance of the Companies' business at any time during his employment or after the termination of his employment with the Companies, any confidential and other proprietary information ("Confidential Information") obtained at any time, disclosed to the Executive or developed by the Executive in the course of the Executive's employment with the Companies or regarding the business of either the Companies, its subsidiaries, affiliates, or any of its customers, except that the Executive may disclose certain necessary information to co-workers employed at the Companies and to third parties when required to do so in connection with the performance of his duties hereunder. "Confidential Information" shall mean information which is not known to the public and shall include, but not be limited to, trade secrets, know-how, data, technical or non-technical, whether written, graphic or oral, the names and addresses of prospective or existing investors, customers, supply sources, ideas, financial information, operations policies, marketing strategies, business development plans, corporate assets, financial forecasts, and historical financial results.

               7. COVENANT NOT TO SOLICIT BUSINESS. (a) Upon termination of this Agreement the Executive agrees that for a period of two (2) years he will not directly or indirectly solicit any business from individuals or entities that are customers at the time of the termination of this Agreement of the Companies, any of its subsidiaries or affiliates, without the prior written consent of the Board.

               (b) For a period of two (2) years from the date of termination of this Agreement without the prior written consent of the Board, the Executive shall not employ, offer to employ, or in any way directly or indirectly solicit or seek to obtain or achieve the employment of any person employed by either the Companies, its subsidiaries, affiliates, or any successors or assigns thereof now or during a two (2) year period from the date of the Executive's termination of employment, except for those executives who have left the Companies, its subsidiaries, affiliates, or any successors or assigns thereof more than one (1) year prior to the date of the Executive's termination of employment with the Companies.

               (c) For a period of two (2) years from the date of termination of this Agreement, without the prior written consent of the Board or the Committee, the Executive shall not participate, directly or indirectly (whether as advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant of), in any Business Entity (except for an interest of less than 5% in any entity whose securities are traded in any exchange). For purposes of this paragraph 7
(c), the term "Business Entity" shall mean any person, partnership, corporation or other business entity that at the time of the Executive's involvement with the Companies is involved in any competition with any business carried on by the Companies or its affiliates or subsidiaries prior to the date of this Agreement or hereafter conducted by the Companies or its affiliates or subsidiaries during the term of this Agreement anywhere in the world.

               (d) The parties hereto agree that the duration and area for which the covenant not to compete set forth in paragraph 7(c) above is to be effective and reasonable, in terms of their geographical and temporal scope. In the event that any court determines that the time period and/or area are unreasonable and that such covenant is to that extent unenforceable, the parties hereto agree that such covenant shall remain in full force and effect for the greatest period of time and in the greatest geographical area that would not render it unenforceable. In addition, the Executive acknowledges and agrees that a breach of paragraph 6 or sections
(a), (b) or (c) of this paragraph 7 shall cause irreparable harm to the Companies, its subsidiaries, and/or its affiliates and that the Companies shall be entitled to specific performance of this Agreement or an injunction without proof of special damages, together with the costs and reasonable attorney's fees and disbursements incurred by the Companies in enforcing their rights under paragraph 6 and this paragraph 7.


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               8. INTELLECTUAL PROPERTY ASSIGNMENT. Any invention or
know-how which shall occur to the Executive during the period of his employment relating to the business of the Companies or the use of any of its technologies, notwithstanding that it is perfected or reduced to specific form at any time thereafter provided that its conception arose during such period, including all rights therein and in any patent or other form of legal protection with respect thereto, shall become the sole property of the Companies, without need for any specific action or notice or any consideration to the Executive other than as provided for by this Agreement.

               9. DEDUCTIONS AND WITHHOLDINGS. The Companies shall be entitled to deduct and withhold from any amount payable to the Executive, whether pursuant to this Agreement or otherwise, any and all taxes, withholdings or other payments as required under any applicable law.

               10. NO ASSIGNMENT BY EXECUTIVE. The Executive shall have no right to assign any of the rights nor to delegate any of the duties created by this Agreement and any assignment or attempted assignment of the Executive's rights, and any delegation or attempted delegation of the Executive's duties, shall be null and void. The Companies retain the right at any time to assign any of its rights or delegate any of its duties under this Agreement.

               11. CONDITIONS. The Executive represents that he has full authority to enter into this Agreement and that the performance of his duties under this Agreement will not interfere with or violate the terms of any other agreement, arrangement or understanding.

               12. BENEFIT. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, beneficiaries, personal representatives, successors and assigns.

               13. NOTICES. All notices hereunder shall be in writing and delivered by hand or telefaxed or mailed to the address stated below of the party to which such notice is given, or to such changed address as such party shall have given to the other party by written notice provided, however, that any notice of change of address shall be effective only upon receipt by the other party.

               To the Companies:    ESC Medical Systems Ltd.
                                    P.O. Box 240
                                    Yokneam, Israel

                                    Attention: Chief Executive Officer

               To Executive:        c/o Trans-Resources, Inc.
                                    9 West 57th Street
                                    New York, NY 10019

               14. SEVERABILITY OF PROVISIONS. If any of the provisions of this Agreement is held invalid, such provisions shall be severed and the remainder of the Agreement shall remain in force and shall not be affected thereby.


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               15. NO ORAL CHANGES. This instrument constitutes and
contains the entire Agreement between the parties except as otherwise expressly stated herein. This Agreement may be changed only in writing, and must be signed by the party against whom enforcement of any waiver, modification, discharge or other change is sought.

               16. WAIVER. Neither party's failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

               17. ENTIRE AGREEMENT. The Agreement contained in this instrument supersedes and cancels any and all prior agreements between the parties hereto, express or implied, written or oral, relating to the subject matter hereof. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof.

               18. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. Any litigation concerning any claims under or breach of this Agreement shall be brought exclusively in the competent courts of the Tel-Aviv-Jaffa District.

               19. DESCRIPTIVE HEADINGS. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

               20. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall constitute one and the same instrument.


                                  * * * *


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               IN WITNESS WHEREOF, the Company and the Executive have
executed this Employment Agreement, as of the day and year first above written.






                                                 ESC Medical Systems Ltd.

                                                 By:  /s/ Yacha Sutton
                                                      Yacha Sutton
                                                      Chief Executive Officer


                                                 ESC MEDICAL SYSTEMS, Inc.

                                                 By:  /s/ Louis Scafuri
                                                      Louis Scafuri
                                                      Chief Executive Officer
                                                      North America Operations



                                                 SAGI GENGER

                                                 /s/ Sagi Genger

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